Exhibit 99.1

B&G Foods Announces Pricing and Upsizing

of Public Offering of Senior Notes

PARSIPPANY, N.J., November 8, 2017 — B&G Foods, Inc. (NYSE: BGS) announced today the pricing of a registered public offering of $400.0 million aggregate principal amount of 5.25% senior notes due 2025 at a price to the public of 101% of their face value.  The offering has been upsized from the previously announced amount of $350.0 million.  The Notes will be issued as additional notes under the same indenture as B&G Foods’ 5.25% senior notes due 2025 that were originally issued on April 3, 2017 and, as such, will form a single series and trade interchangeably with such previously issued notes.  The notes will be guaranteed on a senior unsecured basis by certain subsidiaries of B&G Foods.  The offering is expected to close on November 20, 2017, subject to customary closing conditions.

B&G Foods estimates that the net proceeds from the offering will be approximately $398 million after deducting underwriting discounts and other fees and expenses related to the offering.  B&G Foods intends to use the net proceeds of the offering to repay all of the outstanding borrowings under B&G Foods’ revolving credit facility and to pay related fees and expenses.  B&G Foods intends to use the remaining net proceeds for general corporate purposes, which could include, among other things, repayment of other long term debt or possible acquisitions.

Barclays Capital Inc., BofA Merrill Lynch, RBC Capital Markets, LLC, BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan are acting as joint bookrunning managers, and Citizens Capital Markets, Inc., Rabo Securities USA, Inc. and TD Securities (USA) LLC are acting as a co-managers.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering is being made only by means of a prospectus and the related prospectus supplement included as part of an effective shelf registration statement previously filed with the Securities and Exchange Commission.

Interested persons may obtain copies of the prospectus and the related prospectus supplement from the Securities and Exchange Commission’s website at www.sec.gov or by contacting any of the joint bookrunning managers, including: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by emailing Barclaysprospectus@broadridge.com or calling 888-603-5847; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, by emailing dg.prospectus_requests@baml.com; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attn: Attn: DCM Transaction Management, by calling (866) 375-6829; BMO Capital Markets Corp., 3 Times Square, New York, NY 10036, Attn: High Yield Syndicate, by calling (212) 702-1882; Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, NY 10010, Attn: Prospectus Department, by emailing newyork.prospectus@credit-suisse.com or calling 1-800-221-1037; Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005-2836, Attention: Prospectus Group, by emailing prospectus.cpdg@db.com or calling telephone (800) 503-4611; Goldman Sachs & Co. LLC, Attn:

Prospectus Department, 200 West Street, New York, NY 10282, telephone:(866) 471-2526, facsimile: 212-902-9316, e-mail: prospectusgroup-ny@ny.email.gs.com; and J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll-free: (866) 803-9204.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, Mrs. Dash, New York Style, Ortega, Pirate’s Booty, Polaner, SnackWell’s, Spice Islands and Victoria, there’s a little something for everyone.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include without limitation statements related to B&G Foods’ offer of senior notes and the use of proceeds of such offering.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Dara Dierks	Matt Lindberg
866.211.8151	203.682.8214